EXHIBIT 23








                     CONSENT OF INDEPENDENT AUDITORS



       We  consent to the incorporation by reference in the Registration
Statement   (Form S-8) pertaining to the The Coca-Cola Bottling Company of New York, Inc. Savings and Investment Plan of Coca-Cola Enterprises Inc. of our report dated January 19, 1998, with respect to the consolidated financial statements and schedule of Coca-Cola Enterprises Inc. included and/or incorporated by reference in Coca-Cola Enterprises Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                    /s/   ERNST & YOUNG LLP






Atlanta, Georgia
April 24, 1998